Exhibit 99.4

SLM PRIVATE CREDIT STUDENT LOAN TRUST 2007-A
ADMINISTRATION AGREEMENT
among
SLM FUNDING LLC,
as Depositor
SALLIE MAE, INC.,
as Servicer and Administrator
THE BANK OF NEW YORK,
as Indenture Trustee
THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee
and
SLM PRIVATE CREDIT STUDENT LOAN TRUST 2007-A,
as Issuer
Dated as of March 29, 2007

i

Attachment A – Form of Annual Certification
Attachment B – Servicing Criteria to be Addressed in Assessment of Compliance

ii

ADMINISTRATION AGREEMENT
     This ADMINISTRATION AGREEMENT, dated as of March 29, 2007, is among SALLIE MAE, INC., in its capacities as servicer (in such capacity, the “Servicer”) and as administrator (in such capacity, the “Administrator”), SLM FUNDING LLC, as depositor (the “Depositor”), THE BANK OF NEW YORK, a New York banking corporation, not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”), THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee (the “Trustee”) and SLM PRIVATE CREDIT STUDENT LOAN TRUST 2007-A, as issuer (the “Issuer”).
WITNESSETH:
WHEREAS, pursuant to an Indenture, dated as of March 29, 2007 (the “Indenture”), among the Issuer, the Indenture Trustee and the Trustee, the Issuer (a) is issuing (i) seven classes of its Student Loan-Backed Notes (collectively, the “Notes”) pursuant to the Indenture, and (ii) an Excess Distribution Certificate (the “Excess Distribution Certificate”) pursuant to the Trust Agreement, dated as of January 2, 2007 between SLM Education Credit Funding LLC and Chase Bank USA, National Association, as initial trustee, as amended by the Agreement of Resignation, Appointment and Acceptance dated as of March 16, 2007 pursuant to which the Trustee succeeded Chase Bank USA, National Association as trustee for the Trust, and as further amended by the Amended and Restated Trust Agreement, dated as of March 29, 2007 among the Depositor, the Trustee, The Bank of New York (Delaware) as Delaware Trustee and the Indenture Trustee (the “Trust Agreement”);
     WHEREAS, the Issuer has entered into certain agreements in connection with the issuance of the Notes and the Excess Distribution Certificate, including the Servicing Agreement, the Sale Agreement, the Auction Agent Agreement, the Swap Agreement and the Indenture;
     WHEREAS, pursuant to certain Basic Documents, the Issuer and the Trustee are required to perform certain duties in connection with (a) the Notes and the Collateral therefor pledged pursuant to the Indenture and (b) the Excess Distribution Certificate;
     WHEREAS, the Issuer and the Trustee desire to have the Administrator and the Servicer perform certain of the duties of the Issuer and the Trustee referred to in the preceding clause, and to provide such additional services consistent with the terms of this Agreement and the other Basic Documents as the Issuer and the Trustee may from time to time request; and
     WHEREAS, the Administrator and the Servicer have the capacity to provide the services required hereby and are willing to perform such services for the Issuer and the Trustee on the terms set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
     Section 1.01. Definitions and Usage. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A-1 or Appendix A-2 to the Indenture, as applicable, which also contains rules as to usage that shall be applicable herein.
ARTICLE II
     Section 2.01. Duties with Respect to the Indenture. The Administrator agrees to consult with the Trustee regarding the duties of the Issuer under the Indenture and the Depository Agreements. The Administrator shall monitor the performance of the Issuer and shall advise the Trustee when action is necessary to comply with the Issuer’s duties under the Indenture and the Depository Agreements. The Administrator shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture and the Depository Agreements. In furtherance of the foregoing, the Administrator shall take the actions with respect to the following matters that it is the duty of the Issuer or the Indenture Trustee to take pursuant to the Indenture:
     (a) preparing or obtaining the documents and instruments required for authentication of the Notes and delivering the same to the Indenture Trustee (Section 2.02 of the Indenture);
     (b) preparing, obtaining or filing the instruments, opinions and certificates and other documents required for the release of Collateral (Section 2.09 of the Indenture);
     (c) obtaining and preserving the Issuer’s qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Collateral and each other instrument and agreement included in the Indenture Trust Estate (Section 3.04 of the Indenture);
     (d) preparing all supplements, amendments, financing statements, continuation statements, instruments of further assurance and other instruments, in accordance with Section 3.05 of the Indenture, necessary to protect the Indenture Trust Estate (Section 3.05 of the Indenture);
     (e) delivering on behalf of the Issuer the Opinion of Counsel on the Closing Date and the annual delivery of Opinions of Counsel, in accordance with Section 3.06 of the Indenture, as to the Indenture Trust Estate, and the annual delivery of Officers’ Certificate of the Issuer and certain other statements, in accordance with Section 3.09 of the Indenture, as to compliance with the Indenture (Sections 3.06 and 3.09 of the Indenture);
     (f) in the event of a Servicer Default, taking all reasonable steps available to enforce the Issuer’s rights under the Basic Documents in respect of such Servicer Default (Section 3.07(d) of the Indenture);
     (g) preparing and obtaining the documents and instruments required for the release of the Issuer from its obligations under the Indenture (Section 3.10 of the Indenture);
     (h) monitoring the Issuer’s obligations as to the satisfaction and discharge of the Indenture and preparing an Officers’ Certificate of the Issuer and obtaining of the Opinion of Counsel and the Independent Certificate relating thereto (Section 4.01 of the Indenture);
     (i) selling the Indenture Trust Estate in a commercially reasonable manner if an Event of Default resulting in a non-rescindable, non-waivable acceleration of the Notes has occurred and is continuing (Section 5.04 of the Indenture);
     (j) preparing and, after execution by the Issuer, the Administrator or the Servicer, as applicable, filing with the Commission, any applicable State agencies and the Indenture Trustee, documents required to be filed on a periodic basis with, and summaries thereof as may be required by rules and regulations prescribed by, the Commission and any applicable State agencies (Section 7.03 of the Indenture);
     (k) opening one or more accounts in the Issuer’s name, preparing Issuer Orders and Officers’ Certificates of the Issuer, obtaining Opinions of Counsel and all other actions necessary with respect to investment and reinvestment of funds in the Trust Accounts (Sections 8.02 and 8.03 of the Indenture);
     (l) preparing an Issuer Request and Officers’ Certificate of the Issuer and obtaining an Opinion of Counsel and Independent Certificates, if necessary, for the release of the Indenture Trust Estate (Sections 8.04 and 8.05 of the Indenture);
     (m) preparing Issuer Orders and obtaining Opinions of Counsel with respect to the execution of supplemental indentures (Sections 9.01, 9.02 and 9.03 of the Indenture);
     (n) preparing and obtaining the documents and instruments required for the execution and authentication of new Notes conforming to any supplemental indenture and delivering the same to the Trustee and the Indenture Trustee, respectively (Section 9.06 of the Indenture);
     (o) preparing all Officers’ Certificates of the Issuer, Opinions of Counsel and obtaining any Independent Certificates and/or Opinions of Counsel with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 11.01(a) of the Indenture);
     (p) preparing and delivering Officers’ Certificates of the Issuer and obtaining any Independent Certificates, if necessary, for the release of property from the lien of the Indenture (Section 11.01(b) of the Indenture);
     (q) preparing and delivering to Noteholders and the Indenture Trustee any agreements with respect to alternate payment and notice provisions (Section 11.06 of the Indenture);
     (r) recording the Indenture, if applicable (Section 11.15 of the Indenture);
     (s) engaging or terminating the Auction Agent, entering into the Initial Auction Agent Agreement on the Closing Date and all Substitute Auction Agent Agreements each on behalf of the Trust, as set forth in the Auction Rate Note Procedures (Appendix A-2 to the Indenture);
     (t) approving persons to serve as a Broker-Dealer an subsequently entering into a related Broker-Dealer Agreement, and providing all such Broker-Dealer Agreements to the Indenture Trustee and the Auction Agent, as set forth in the Auction Rate Note Procedures (Appendix A-2 to the Indenture);
     (u) the undertaking of all obligations required to be performed by the Administrator, and to act on behalf of the Trust in fulfilling all duties of the Trust, as set forth in Auction Rate Note Procedures (Appendix A-2 to the Indenture);
     (v) prior to each Monthly Allocation Date and each Quarterly Distribution Date, calculating the ARS Student Loan Rate applicable for such date and notifying the Auction Agent, the Indenture Trustee and the Broker-Dealers promptly following the calculation date;
     (w) Calculating the Carry-over Amount, if any, for each class of Auction Rate Notes and notifying each Auction Rate Noteholder, the Auction Agent and the Trust at least four Business Days prior to the related Auction Rate Quarterly Distribution Date;
     (x) undertaking all obligations required to be performed by the Administrator, including, without limitation, preparing and delivering all notices, communications, information and calculations (including calculations of the notional amounts), under any Swap Agreement;
     (y) on the Closing Date, directing the Trustee to enter into the Swap Agreement (not in its individual capacity, but solely on behalf of the Trust) with the Swap Counterparty;
     (z) calculating on each Quarterly Distribution Date, as applicable, the Principal Distribution Amount and the applicable Specified Reserve Account Balance; and

     (aa) calculating on or before each Monthly Allocation Date and Quarterly Distribution Date, as applicable, any amounts to be deposited in, or withdrawn from, each Trust Account, including (1) upon notification of any Borrower Benefit Yield Reduction, calculating the amount to be deposited into the Collection Account (Section 3.12 of the Servicing Agreement); and (2) calculating any amounts to be deposited into or withdrawn from the Borrower Benefit Account (Section 3.12A of the Servicing Agreement).
     Section 2.02. Duties with Respect to the Issuer.
     (a) In addition to the duties of the Administrator set forth above and in the other Basic Documents, the Administrator shall perform such calculations (including calculating on each LIBOR Determination Date the applicable rate of interest for the applicable Accrual Period) and shall prepare for execution by the Issuer or the Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Trustee to prepare, file or deliver pursuant to the Basic Documents, and at the request of the Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to the Basic Documents. Subject to Section 8.01, and in accordance with the directions of the Trustee, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Trustee and are reasonably within the capability of the Administrator.
     (b) The Administrator shall be responsible for performance of the duties of the Trustee set forth in Section 5.04 of the Trust Agreement with respect to, among other things, accounting and reports to Excess Distribution Certificateholder; provided, however, that the Trustee shall retain responsibility for the distribution of the Schedule K-1’s necessary to enable each Excess Distribution Certificateholder to prepare its Federal and state income tax returns.
     (c) The Administrator shall perform the duties of the Administrator specified in Section 10.02 of the Trust Agreement required to be performed in connection with the resignation or removal of the Trustee, and any other duties expressly required to be performed by the Administrator under the Trust Agreement and the other Basic Documents.
     (d) The Administrator shall be responsible for preparing and delivering, on behalf of the Issuer, (i) all notices required by any Clearing Agency or stock exchange upon which the Notes are then listed and (ii) any information required to effectuate the listing of the Notes on a stock exchange of international standing and, if applicable, the transfer of the listing of the Notes to an alternative stock exchange of international standing.
     (e) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be, in the Administrator’s opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

     (f) The Administrator shall perform the notice obligations in the event of a default, termination event or failure to pay in full any amount due by the Swap Counterparty specified in the Swap Agreements. The Administrator shall also provide written notice to the Rating Agencies in the event that the Swap Counterparty’s rating is withdrawn, downgraded below “Aa3”, by Moody’s, “AA-” by S&P or “AA-” by Fitch or put on watch for downgrade at a time when the Swap Counterparty’s rating is at such levels.
     (g) The Administrator shall be responsible for performance of the duties of the Trustee set forth in Section 5.04 of the Trust Agreement and the Administrator shall be entitled to hire an Independent accounting firm to perform the duties described therein, the reasonable fees and expenses of which shall be paid by the Depositor or the Excess Distribution Certificateholder, if the Excess Distribution Certificate are not then held by the Depositor.
     Section 2.03. Establishment of Trust Accounts.
     (a) On the Closing Date, the Administrator shall establish the following Eligible Deposit Accounts as more fully described below.
     (i) The Administrator, for the benefit of the Issuer, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Issuer. The Collection Account will initially be established as a segregated trust account in the name of the Indenture Trustee with the corporate trust department of The Bank of New York.
     (ii) The Administrator, for the benefit of the Issuer, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the “Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Issuer. The Reserve Account will initially be established as a segregated trust account in the name of the Indenture Trustee with the corporate trust department of The Bank of New York.
     (iii) The Administrator, for the benefit of the Issuer, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the “Cash Capitalization Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Issuer. The Cash Capitalization Account will initially be established as a segregated trust account in the name of the Indenture Trustee with the corporate trust department of The Bank of New York.
     (iv) The Administrator, for the benefit of the Issuer, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the “Principal Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Issuer. The Principal Distribution

Account will initially be established as a segregated trust account in the name of the Indenture Trustee with the corporate trust department of The Bank of New York.
     (v) The Administrator, for the benefit of the Issuer, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the “Borrower Benefit Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Issuer. The Borrower Benefit Account will initially be established as a segregated trust account in the name of the Indenture Trustee with the corporate trust department of The Bank of New York.
     (vi) The Administrator, for the benefit of the Issuer, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the “Future Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Issuer. The Future Distribution Account will initially be established as a segregated trust account in the name of the Indenture Trustee with the corporate trust department of The Bank of New York.
     (b) Funds on deposit in the Collection Account, the Reserve Account, the Cash Capitalization Account, the Future Distribution Account and the Borrower Benefit Account (collectively, the “Trust Accounts”) shall be invested by the Indenture Trustee (or any custodian or designated agent with respect to any amounts on deposit in such accounts) in Eligible Investments (including Eligible Investments of the Indenture Trustee) pursuant to written instructions by the Administrator; provided, however, it is understood and agreed that the Indenture Trustee shall not be liable for the selection of, or any loss arising from such investment in, Eligible Investments. All such Eligible Investments shall be held by (or by any custodian on behalf of) the Indenture Trustee for the benefit of the Issuer; provided that:
     (i) on or before the Business Day preceding each Quarterly Distribution Date (or on that Quarterly Distribution Date or Monthly Allocation Date, in the case of amounts in money market accounts), all Investment Earnings on funds on deposit in each Trust Account (other than the Borrower Benefit Account) shall be deposited into the Collection Account and shall be included in the Available Funds for such Quarterly Distribution Date; and
     (ii) all interest and other investment income (net of losses and investment expenses) on funds on deposit in the Borrower Benefit Account shall be retained therein until withdrawn pursuant to Section 2.08A of this Agreement.
Other than as described in the following proviso or as otherwise permitted by the Rating Agencies, funds on deposit in the Trust Accounts shall only be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day preceding the following Monthly Allocation Date (to the extent such funds are needed to make required deposits into the Future Distribution Account on such Monthly Allocation Date) or the following Quarterly Distribution Date (or on that Quarterly Distribution Date or Monthly

Allocation Date, in the case of amounts in money market accounts). Funds deposited in a Trust Account on a Business Day which immediately precedes a Monthly Allocation Date or a Quarterly Distribution Date upon the maturity of any Eligible Investments are not required to be invested overnight. Funds on deposit in the Future Distribution Account shall be invested only in Eligible Investments that are scheduled to mature (or with respect to Eligible Investments under clause (g) of the definition of “Eligible Investments” are expected to mature) on or before the next Auction Rate Quarterly Distribution Date or Quarterly Distribution Date, as applicable, on which such amounts will be distributed.
     (c)      (i) The Depositor and the Issuer have pledged to the Indenture Trustee all of their respective right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Estate. Subject to the Administrator’s power to instruct the Indenture Trustee pursuant to Section 2.03(b) above and Section 2.03(c)(iii) below, the Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders and the Issuer. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Administrator on its behalf) agrees, by its acceptance hereto, that it shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account. In connection with the foregoing, the Administrator agrees that, in the event that any of the Trust Accounts are not accounts with the Indenture Trustee, the Administrator shall notify the Indenture Trustee in writing promptly upon any of such Trust Accounts ceasing to be an Eligible Deposit Account.
     (ii) With respect to the Trust Account Property, the Indenture Trustee agrees, by its acceptance hereof, that:
(A)	any Trust Account Property that is held in deposit accounts shall be held solely in Eligible Deposit Accounts, subject to the last sentence of Section 2.03(c)(i) and, subject to Section 2.03(b), each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

(B)	any Trust Account Property that constitutes Physical Property shall be Delivered to the Indenture Trustee in accordance with paragraph (a) of the definition of “Delivery” and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a financial intermediary (as such term is defined in Section 8-313(4) of the UCC) acting solely for the Indenture Trustee;

(C)	any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to Federal book-

entry regulations shall be Delivered in accordance with paragraph (b) of the definition of “Delivery” and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continuous book-entry registration of such Trust Account Property as described in such paragraph; and
(D)	any Trust Account Property that is an “uncertificated security” under Article 8 of the UCC and that is not governed by clause (C) above shall be Delivered to the Indenture Trustee in accordance with paragraph (c) of the definition of “Delivery” and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued registration of the Indenture Trustee’s (or its nominee’s) ownership of such security.
Notwithstanding anything to the contrary set forth in this Section 2.3(d), the Indenture Trustee shall have no liability or obligation in respect of any failed Delivery, as contemplated herein, other than with respect to a Delivery which fails as a result of any action or inaction on behalf of the Indenture Trustee.
          (iii) The Administrator shall have the power, revocable for cause or upon the occurrence and during the continuance of an Administrator Default by the Indenture Trustee or by the Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer, the Administrator or the Trustee to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.
     Section 2.04. Collections. The Servicer shall remit within two Business Days of receipt thereof to the Collection Account all payments by or on behalf of the Obligors with respect to the Trust Student Loans (other than Purchased Student Loans), and all Recoveries, as collected during the Collection Period. Notwithstanding the foregoing, for so long as no Administrator Default shall have occurred and be continuing, the Servicer and the Trustee shall remit such collections within two Business Days of receipt thereof to the Administrator, and the Administrator need not deposit such collections into the Collection Account until one Business Day immediately prior to the next following Monthly Allocation Date together with interest on such amounts (less Servicing Fees paid during such period) calculated on a daily basis from the first day of the month following receipt thereof by the Administrator to but excluding the last day of the related Collection Period at a rate not less than the Federal Funds Rate less 0.20%. In the event that the foregoing condition for ceasing daily remittances shall no longer be satisfied, then the Administrator shall deposit all collections held by it into the Collection Account within two Business Days thereof.

     Section 2.05. Application of Collections.
     (a) With respect to each Trust Student Loan, all collections with respect thereto for each Collection Period shall be applied to fees, interest and principal on such Trust Student Loan by the Servicer in accordance with its customary practice.
     (b) All Recoveries shall be applied to the related Trust Student Loan.
     Section 2.06. Additional Deposits.
     (a) The Servicer shall deposit or cause to be deposited in the Collection Account the aggregate purchase price with respect to Purchased Student Loans as determined pursuant to Section 3.05 of the Servicing Agreement and all other amounts to be paid by the Servicer under Section 3.05 of the Servicing Agreement when such amounts are due, and the Depositor shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Amount with respect to Purchased Student Loans and all other amounts to be paid by the Depositor under Article VI of the Sale Agreement when such amounts are due.
     (b) Notwithstanding anything to the contrary set forth in Section 2.06(a) above, if daily deposits to the Collection Account are not required pursuant to Section 2.04, the Servicer shall pay the amounts referred to in Section 2.06(a) above that would otherwise be deposited into the Collection Account to the Administrator. The Administrator shall not be required to deposit such amounts into the Collection Account until the Business Day preceding each Quarterly Distribution Date; provided, however, that on or before the Business Day preceding each Monthly Allocation Date that is not a Quarterly Distribution Date, the Administrator shall deposit into the Collection Account that portion of such amounts received by it that is equal to the Primary Servicing Fee payable on such date together with all amounts required to be transferred to the Future Distribution Account on such Monthly Allocation Date, as set forth in Section 2.06A below, and provided, further, that the Administrator shall also deposit into the Collection Account on such date interest on such amounts (less Servicing Fees paid during such period) calculated on a daily basis from the first day of the month following receipt thereof by the Administrator to but excluding the last day of the related Collection Period at a rate equal to no less than the Federal Funds Rate less 0.20%.
     (c) The Administrator shall deposit all payments received by the Issuer from the Swap Counterparty during the Collection Period into the Collection Account.
     (d) On each date when the Issuer receives any prepayment of amounts to offset deficiencies due to anticipated Borrower Benefit Yield Reductions pursuant to Section 3.12A of the Servicing Agreement, the Administrator shall cause the Issuer to deposit such sums into the Borrower Benefit Account.
     Section 2.06A. Distributions on Monthly Allocation Dates. On or prior to the fifth Business Day of each month, the Administrator will instruct the Indenture Trustee in writing to make the following distributions and allocations to the Persons or to the Trust Account specified below by 1:00 p.m. (New York time) on or before the Monthly Allocation Date, to the extent of the amounts of Available Funds in the Collection Account plus amounts transferred from the Reserve Account and the Cash Capitalization Account pursuant to Section 2.08, and, if such Monthly Allocation Date is also a Quarterly Distribution Date, to make the following deposits and allocations after giving effect to all allocations and distributions on such date with a higher allocation or payment priority, as described above:
     first, deposit into the Future Distribution Account for the Servicer and the Administrator, pro rata, the amount of the Primary Servicing Fee and the Administration Fee that will accrue for the related calendar month plus any previously accrued and unpaid Servicing and Administration Fees;
     second, deposit into the Future Distribution Account, pro rata, for the Auction Agent and the Broker-Dealers, an amount equal to the sum of the Auction Agent Fees and the Broker-Dealer Fees, expected to be payable from the calendar day after the current calendar month’s Quarterly Distribution Date or Monthly Allocation Date through the following calendar month’s Quarterly Distribution Date or Monthly Allocation Date, as the case may be, plus any previously accrued and unpaid Auction Agent Fees and Broker-Dealer Fees;
     third, deposit into the Future Distribution Account for the Swap Counterparty an amount equal to the Swap Payment expected to accrue with respect to the Swap Counterparty from the calendar day after the current calendar month’s Quarterly Distribution Date or Monthly Allocation Date through the following Quarterly Distribution Date or Monthly Allocation Date, as the case may be, plus previously accrued and unpaid or Swap Payments, in each case net of payments expected to accrue from the Swap Counterparty;
     fourth, deposit into the Future Distribution Account pro rata, for (a) each class of Class A Notes, ratably, an amount equal to interest at the related Note Rate expected to accrue on each class of Class A Notes from the calendar day after the current calendar month’s Quarterly Distribution Date or Monthly Allocation Date through the following calendar month’s Quarterly Distribution Date or Monthly Allocation Date, as the case may be, plus any previously accrued and unpaid interest and (b) the Swap Counterparty, Swap Termination Payments not due to a Swap Counterparty Termination Event or Event of Default (as defined in the Swap Agreement) resulting from a “Failure to Pay or Deliver” by the Trust under Section 5(a)(i), a “Cross Default” as applies to the Trust under Section 5(a)(vi) or a “Bankruptcy” of the Trust under Section 5(a)(vii), of the Swap Agreement;
     fifth, deposit into the Future Distribution Account for the Class B Notes, an amount equal to interest at the related Note Rate expected to accrue on the Class B Notes from the calendar day after the current calendar month’s Quarterly Distribution Date or Monthly Allocation Date through the following calendar month’s Quarterly Distribution Date or Monthly Allocation Date, as the case may be, plus any previously accrued and unpaid interest; and
     sixth, deposit into the Future Distribution Account for each class of Class C Notes, ratably, an amount equal to interest at the related Note Rate expected to accrue on such class of

Class C Notes from the calendar day after the current calendar month’s Quarterly Distribution Date or Monthly Allocation Date through the following calendar month’s Quarterly Distribution Date or Monthly Allocation Date, as the case may be, plus any previously accrued and unpaid interest.
     All amounts deposited in the Future Distribution Account shall be deposited therein for the benefit of an entity or a class of Notes. Except as provided below, all such amounts shall only be distributable to the entity or the class of Notes for whom it was so deposited.
     Section 2.06B. Principal and Carry-over Amounts.
     On each Quarterly Distribution Date, that is not also an Auction Rate Distribution Date for the Auction Rate Notes, in lieu of making payments on that date of principal and Carry-over Amounts to the Auction Rate Notes, these amounts will be deposited into the Future Distribution Account to be paid to the Auction Rate Notes on the applicable Auction Rate Distribution Date in the order of priority set forth in Section 2.07A below.
     Section 2.07. Distributions.
     (a) On the Business Day immediately proceeding each Monthly Allocation Date or Quarterly Distribution Date, as applicable, the Administrator shall calculate all amounts required to determine the amounts to be deposited in the Collection Account from the Trust Accounts (including the amount of all Investment Earnings on such Trust Accounts), the amount of Available Funds for such Quarterly Distribution Date, and the amounts to be distributed from the Collection Account on such Quarterly Distribution Date. In addition to and in furtherance of the foregoing, the Administrator shall:
     (i) calculate all amounts required to be deposited into the Collection Account from the Future Distribution Account and the Reserve Account on or before the Business Day immediately preceding each Quarterly Distribution Date and calculate the amount, if any, required to be transferred into the Collection Account from the Cash Capitalization Account on or before the second Business Day immediately preceding each Quarterly Distribution Date;
     (ii) calculate all Investment Earnings to be transferred from the Trust Accounts to the Collection Account on or before the Business Day immediately preceding each Monthly Allocation Date or Quarterly Distribution Date, as applicable;
     (iii) calculate the amount of Primary Servicing Fee, the Auction Agent Fees, the Broker-Dealer Fees, Swap Payments and all other amounts required to be transferred from the Collection Account to the Future Distribution Account with respect to each Monthly Allocation Date;
     (iv) calculate any amounts to be deposited in the Future Distribution Account from the Collection Account, and if required, from the Cash Capitalization

Account and the Reserve Account, as applicable, with respect to each Monthly Allocation Date or Quarterly Distribution Date;
     (v) calculate the amount, if any, of the Borrower Benefit Yield Reduction for the related Collection Period; and
     (vi) calculate the amount, if any, required to be deposited into the Collection Account from the Borrower Benefit Account on or before the second Business Day immediately preceding each Quarterly Distribution Date, if the Issuer has not received payment in full of any amount relating to any Borrower Benefit Yield Reduction for the related Collection Period, pursuant to Section 3.12 of the Servicing Agreement.
     (b) The Administrator shall instruct the Indenture Trustee in writing no later than one Business Day preceding each Monthly Allocation Date that is not a Quarterly Distribution Date (based on the information contained in the Administrator’s Certificate and the related Servicer’s Report delivered pursuant to Section 3.1(a) and (b) below) to distribute to the Servicer, by 1:00 p.m. (New York time) on such Monthly Allocation Date , from and to the extent of the Available Funds on deposit in the Future Distribution Account (with respect to funds allocated to the Servicer) and if amounts on deposit therein are insufficient, from Available Funds on deposit in the Collection Account, the Primary Servicing Fee due with respect to the preceding calendar month, and the Indenture Trustee shall comply with such instruction.
     (c) The Administrator shall instruct the Indenture Trustee in writing no later than one Business Day preceding each Quarterly Distribution Date (based on the information contained in the Administrator’s Certificate and the related Servicer’s Report delivered pursuant to Sections 3.01(a) and 3.01(c)) to make the following allocations, deposits and distributions with respect to Notes that have a Distribution Date on that Quarterly Distribution Date (and with respect to Auction Rate Notes for which such Quarterly Distribution Date is not also an Auction Rate Distribution Date, to make allocations as provided below to the Future Distribution Account with respect to principal and any Carry-over Amounts) to the Persons or to the account specified below by 1:00 p.m. (New York time) on such Quarterly Distribution Date (to the extent that funds are not required to be distributed pursuant to Section 5.04(b) of the Indenture), to the extent of the amount of Available Funds in the Collection Account for such Quarterly Distribution Date plus amounts transferred to the Collection Account pursuant to Section 2.08 of this Agreement, in the following order of priority, and the Indenture Trustee shall comply with such instructions:
     (i) to the Servicer, the Primary Servicing Fee due on such Quarterly Distribution Date;
     (ii) to the Administrator, the Administration Fee due on such Quarterly Distribution Date, plus any unpaid Administration Fees from previous Quarterly Distribution Dates;

     (iii) pro rata, to the Auction Agent and to the Broker-Dealers for their respective fees that are due and payable on such Quarterly Distribution Date to the extent that such Quarterly Distribution Date is also an Auction Rate Quarterly Distribution Date;
     (iv) to the Swap Counterparty, any Swap Payments payable by the Issuer to the Swap Counterparty under the Swap Agreement for such Quarterly Distribution Date;
     (v) pro rata, based on the Outstanding Amount of the Notes and the amount of any Swap Termination Payments due and payable by the Issuer to the Swap Counterparty under this clause (v):
(A)	to the Class A Noteholders, the Class A Noteholders’ Interest Distribution Amount; and

(B)	to the Swap Counterparty, the amount of any Swap Termination Payment due to the Swap Counterparty under the Swap Agreement due to a Termination Event or Event of Default (as defined in the Swap Agreement) resulting from a “Failure to Pay or Deliver” by the Trust under Section 5(a)(i), a “Cross Default” as applies to the Trust under Section 5(a)(vi) or a “Bankruptcy” of the Trust under Section 5(a)(vii), each of the Swap Agreement; provided, that if any amounts allocable to the Class A Notes are not needed to pay the Class A Noteholders’ Interest Distribution Amount as of such Quarterly Distribution Date, such amounts shall be applied to pay the portion, if any, of any Swap Termination Payments referred to above remaining unpaid;
     (vi) to the Principal Distribution Account, the First Priority Principal Distribution Amount, if any;
     (vii) to the Class B Noteholders, the Class B Noteholders’ Interest Distribution Amount;
     (viii) to the Principal Distribution Account, the Second Priority Principal Distribution Amount, if any;
     (ix) to the Class C Noteholders, the Class C Noteholders’ Interest Distribution Amount;
     (x) to the Principal Distribution Account, the Third Priority Principal Distribution Amount, if any;
     (xi) to the Reserve Account, the amounts, if any, required to reinstate the balance of the Reserve Account to the Specified Reserve Account Balance;

     (xii) to the Principal Distribution Account, the Regular Principal Distribution Amount, if any;
     (xiii) to the Servicer, all Carryover Servicing Fees, if any;
     (xiv) to the Auction Rate Noteholders, pro rata, any Carry-over Amounts, provided that if such Quarterly Distribution Date is not also an Auction Rate Distribution Date for the class of Auction Rate Notes, all amounts allocated with respect to such class of Auction Rate Notes will be deposited into the Future Distribution Account for payment on the next related Auction Rate Distribution Date;
     (xv) to the Swap Counterparty, the amount of any Swap Termination Payments owed by the Issuer to the Swap Counterparty under the Swap Agreement and not payable in clause (v) above;
     (xvi) to the Principal Distribution Account, the Additional Principal Distribution Amount, if any; and
     (xvii) to the Excess Distribution Certificateholder, any remaining funds.
     On each Quarterly Distribution Date, amounts on deposit in the Future Distribution Account that were allocated pursuant to Section 2.7A below to the payments of clauses (i) through (v), (vii) and (ix) above on the three immediately preceding Monthly Allocation Dates will be withdrawn from the Future Distribution Account and used to make such payments to the extent not previously paid to the applicable parties before Available Funds or other available funds for payment of such amounts are utilized.
     (d) The Administrator shall instruct the Indenture Trustee to make the following distributions from the Principal Distribution Account on each Quarterly Distribution Date:
     (i) With respect to each Quarterly Distribution Date (x) before the Stepdown Date or (y) with respect to which a Trigger Event is in effect, to pay Holders of the Class A Notes 100% of the Principal Distribution Amount for such Quarterly Distribution Date, such amount to be paid sequentially first, to the Class A-1 Notes, second, to the Class A-2 Notes, third, to the Class A-3 Notes, and fourth, to the Class A-4 Notes, until the Class A Note Balance of each such class has been reduced to zero; provided, however, that on any Quarterly Distribution Date on which the Class A Note Parity Trigger is in effect, the Indenture Trustee shall distribute the Class A Noteholders’ Principal Distribution Amount, pro rata, to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, and the Class A-4 Notes based on their Outstanding Amount, until the Class A Note Balance of each such class has been reduced to zero. Once the Class A Note Balance has been reduced to zero, to pay the Holders of the Class B Notes 100% of the Principal Distribution Amount for that Quarterly Distribution Date until the Class B Note Balance has been reduced to zero. Once the Class B Note Balance has been reduced to zero, to pay (or allocate as applicable) the Holders of the Class C-1 Notes and the Class C-2 Notes (in lots of $50,000), pro rata 100% of the Principal Distribution Amount for that Quarterly Distribution Date until the Class C Note Balances have been reduced to zero.
     (ii) On each Quarterly Distribution Date (x) on or after the Stepdown Date and (y) as long as a Trigger Event is not in effect, the Indenture Trustee shall pay or allocate to the Holders of all Classes of Notes payments of principal, in the order of priority and in the amounts set forth below to the extent funds are available in the Principal Distribution Account:
(A)	First, an amount up to the Class A Noteholders’ Principal Distribution Amount sequentially first, to the Class A-1 Notes, second, to the Class A-2 Notes, third, to the Class A-3 Notes, and fourth, to the Class A-4 Notes, until the Class A Note Balance of each such class has been reduced to zero; provided, however, that on any Quarterly Distribution Date on which the Class A Note Parity Trigger is in effect, the Indenture Trustee shall distribute the Class A Noteholders’ Principal Distribution Amount, pro rata, to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, and the Class A-4 Notes based on their Outstanding Amount, until the Class A Note Balance has been reduced to zero;

(B)	Second, amounts remaining in the Principal Distribution Account up to the Class B Noteholders’ Principal Distribution Amount to the Class B Notes, until the Class B Note Balance has been reduced to zero;

(C)	Third, amounts remaining in the Principal Distribution Account up to the Class C Noteholders’ Principal Distribution Amount to be distributed (or allocated as applicable) pro rata to the Class C-1 Notes and the Class C-2 Notes (in lots of $50,000), until the Class C Note Balances have been reduced to zero; and

(D)	Fourth, amounts remaining in the Principal Distribution Amount sequentially, to be distributed (or allocated) pro rata to the Class C-1 Notes and the Class C-2 Notes (in lots of $50,000), until the Class C Note Balance has been reduced to zero, then to the Class B Notes until the Class B Note Balance has been reduced to zero, then to the Class A Notes until the Class A Note Balance has been reduced to zero.
     Section 2.07A. Priority of Distributions on Auction Rate Distribution Dates. The Administrator shall instruct the Indenture Trustee, in writing, no later than one (1) Business Day preceding each Auction Rate Distribution Date that is not a Quarterly Distribution Date, to make the following distributions from amounts on deposit in the Future Distribution Account (and, if required, from the Collection Account, Capitalized Interest Account and Reserve Account), to the Persons specified below, by 1:00 p.m. (New York time) on such Auction Rate Distribution Date:
     first, from amounts deposited in the Future Distribution Account that were allocated to the Auction Agent and the Broker-Dealers and then from amounts on deposit in the Collection Account, pro rata, to the Auction Agent and the Broker-Dealers, the Auction Agent Fees and the Broker-Dealer Fees, respectively;
     second, from amounts deposited in the Future Distribution Account for the benefit of the Auction Rate Notes with a Distribution Date on that Auction Rate Distribution Date on account of interest, and then from amounts on deposit in the Collection Account, to the Auction Rate Notes with a Distribution Date on that Auction Rate Distribution Date, an amount equal to the portion of the Class C Noteholders’ Interest Distribution Amount payable to the Auction Rate Notes;
     third, from amounts deposited in the Future Distribution Account that were allocated to the Auction Rate Notes on the immediately preceding Quarterly Distribution Date, pro rata, to the Auction Rate Notes, an amount equal to the portion of the Class C Noteholders’ Principal Distribution Amount payable to the Auction Rate Notes; and
     fourth, from amounts deposited in the Future Distribution Account that were allocated to the Auction Rate Notes on the immediately preceding Quarterly Distribution Date, an amount equal to any Carry-over Amounts and interest on any Carry-over Amounts with respect to the Auction Rate Notes.
     If less than all of the Auction Rate Notes of a given class are to be paid or allocated principal on a Quarterly Distribution Date in an amount sufficient to pay such class in full, the particular Auction Rate Notes to be paid shall be selected by the Administrator by random lots of $50,000. If there are any amounts available to pay or allocate principal to the Auction Rate Notes that are not in $50,000 increments, the Administrator shall deposit such amounts into the Future Distribution Account to pay principal to the Auction Rate Notes on a subsequent Distribution Date.
     Section 2.08. Cash Capitalization Account and Reserve Account.
     (a) On the Closing Date, the Issuer shall deposit the Cash Capitalization Account Initial Deposit into the Cash Capitalization Account and the Reserve Account Initial Deposit into the Reserve Account.
     (i) The Administrator shall instruct the Indenture Trustee in writing to withdraw funds on deposit in the Cash Capitalization Account and deposit such amounts into the Collection Account if Available Funds (after giving effect to amounts allocated therefor from the Future Distribution Account) for a Monthly Allocation Date, that is not also a Quarterly Distribution Date, are insufficient to make the payment described under Section 2.07(b) in an amount equal to the shortfall.

     (ii) The Administrator shall instruct the Indenture Trustee in writing to withdraw funds on deposit in the Cash Capitalization Account and deposit such amounts into the Collection Account if Available Funds for a Quarterly Distribution Date are insufficient to make the payments described under Sections 2.07(c)(i) through (x) for a Quarterly Distribution Date in an amount equal to the shortfall.
     (iii) The Administrator shall instruct the Indenture Trustee in writing to withdraw funds on deposit in the Cash Capitalization Account and deposit such amounts into the Collection Account if amounts on deposit in the Collection Account for a Quarterly Distribution Date are insufficient to make the payments described under Section 2.07(d) for a Quarterly Distribution Date in an amount equal to the shortfall.
     (iv) The Administrator shall instruct the Indenture Trustee in writing to withdraw funds on deposit in the Reserve Account and deposit such amounts into the Collection Account if Available Funds (after giving effect to amounts allocated therefor from the Future Distribution Account) and amounts withdrawn from the Cash Capitalization Account and deposited into the Collection Account pursuant to clause (i) above are insufficient to make the payment described under Section 2.07(b) for a Monthly Allocation Date, that is not also a Quarterly Distribution Date, in an amount equal to the shortfall.
     (v) The Administrator shall instruct the Indenture Trustee in writing to withdraw funds on deposit in the Reserve Account and deposit such amounts into the Collection Account if amounts on deposit in the Collection Account and amounts withdrawn from the Cash Capitalization Account and deposited into the Collection Account pursuant to clause (iii) above for a Quarterly Distribution Date are insufficient to make the payments described under Section 2.07(d) for a Quarterly Distribution Date in an amount equal to the shortfall.
     (vi) The Administrator shall instruct the Indenture Trustee to withdraw funds on deposit in the Reserve Account and deposit such amounts into the Collection Account if Available Funds and amounts withdrawn from the Cash Capitalization Account and deposited into the Collection Account pursuant to clause (ii) above for a Quarterly Distribution Date are insufficient to make the payments described under Sections 2.07(c)(i) through (v), (vii) and (ix) for a Quarterly Distribution Date in an amount equal to the shortfall.
     (vii) The Administrator shall instruct the Indenture Trustee in writing to withdraw funds on deposit in the Reserve Account and deposit such amounts in the Collection Account if Available Funds and amounts withdrawn from the Cash Capitalization Account and deposited in the Collection Account for a Quarterly Distribution Date are insufficient to make the payments described under Sections 2.07(c)(vi), (viii) and (x) on the respective Note Final Maturity Date of each Class of

Notes in an amount equal to the unpaid Outstanding Amount of the maturing Class of Notes.
     (viii) On each Quarterly Distribution Date from the March 2009 Quarterly Distribution Date through the December 2009 Quarterly Distribution Date, the Administrator shall instruct the Indenture Trustee in writing to withdraw funds on deposit in the Cash Capitalization Account in the amount by which CI (as defined in the definition of Asset Balance) for such Quarterly Distribution Date is in excess of 5.50% of the Asset Balance on the Closing Date (including the Collection Account Initial Deposit), deposit such amounts into the Collection Account and treat such amount as Available Funds if:
     (A) the sum of (1) the Pool Balance as of the last day of the second preceding Collection Period and (2) the amount on deposit in the Cash Capitalization Account immediately following the preceding Quarterly Distribution Date, minus the Outstanding Amount of the Notes immediately following the preceding Quarterly Distribution Date is greater than or equal to $11,195,628; and
     (B) at least 45% of the Trust Student Loans by principal balance are in repayment and are not more than 30 days past due as of the end of the Collection Period for the current Quarterly Distribution Date.
     (ix) On each Quarterly Distribution Date from the March 2010 Quarterly Distribution Date through the December 2010 Quarterly Distribution Date, the Administrator shall instruct the Indenture Trustee in writing to withdraw funds on deposit in the Cash Capitalization Account in the amount by which CI (as defined in the definition of Asset Balance) for such Quarterly Distribution Date is in excess of 3.50% of the Asset Balance on the Closing Date (including the Collection Account Initial Deposit), deposit such amounts into the Collection Account and treat such amount as Available Funds if:
(A)	the sum of (1) the Pool Balance as of the last day of the second preceding Collection Period and (2) the amount on deposit in the Cash Capitalization Account immediately following the preceding Quarterly Distribution Date, minus the Outstanding Amount of the Notes immediately following the preceding Quarterly Distribution Date is greater than or equal to $22,391,256; and

(B)	at least 60% of the Trust Student Loans by principal balance are in repayment and are not more than 30 days past due as of the end of the Collection Period for the current Quarterly Distribution Date.

     (x) On the March 2011 Quarterly Distribution Date, the Administrator shall instruct the Indenture Trustee in writing to withdraw funds on deposit in the Cash Capitalization Account in the amount by which CI (as defined in the definition of Asset Balance) for such Quarterly Distribution Date is in excess of 1.50% of the Asset Balance on the Closing Date (including the Collection Account Initial Deposit), deposit such amounts into the Collection Account and treat such amount as Available Funds if:
     (A) the sum of (1) the Pool Balance as of the last day of the second preceding Collection Period and (2) the amount on deposit in the Cash Capitalization Account immediately following the preceding Quarterly Distribution Date, minus the Outstanding Amount of the Notes immediately following the preceding Quarterly Distribution Date is greater than or equal to $22,391,256; and
     (B) at least 80% of the Trust Student Loans by principal balance are in repayment and are not more than 30 days past due as of the end of the Collection Period for the current Quarterly Distribution Date.
     (b) The Indenture Trustee shall withdraw all amounts on deposit in the Cash Capitalization Account on the June 2011 Quarterly Distribution Date and deposit such amount to the Collection Account and treat such amounts as Available Funds.
     (c) On the final Quarterly Distribution Date upon termination of the Trust and following the payment in full of the Class Note Balance and of all other amounts (other than Carryover Servicing Fees and Swap Termination Payments) owing or to be distributed hereunder or under the Indenture or the Trust Agreement to Noteholders, the Servicer, the Auction Agent, the Broker-Dealer, the Swap Counterparty, the Indenture Trustee or the Administrator, to the extent that Available Funds on such date are insufficient to make the following payments, amounts remaining in the Reserve Account shall be used first to pay any outstanding Carryover Servicing Fees, second to pay any outstanding Carry-over Amounts not previously paid to any applicable Auction Rate Noteholders, and third, to pay any Swap Termination Payments not otherwise paid pursuant to Section 2.07(c)(v). Any amount remaining on deposit in the Reserve Account after such payments have been made shall be distributed to the Excess Distribution Certificateholder. The Excess Distribution Certificateholder shall in no event be required to refund any amounts properly distributed pursuant to this Section 2.08(c).
     (d) Anything in this Section 2.08 to the contrary notwithstanding, if the value of securities and cash in the Reserve Account and any other Available Funds is on any Quarterly Distribution Date sufficient to pay the remaining principal amount of and interest accrued on the Notes, any amount owing to the Swap Counterparty, any unpaid Primary Servicing Fees, Administration Fees, Auction Agent Fees, Broker-Dealer Fees, and all other amounts due by the Trust on such Quarterly Distribution Date, such amount shall be so applied on such Quarterly Distribution Date and the Administrator shall instruct the Indenture Trustee to use all amounts in the Reserve Account and all other Available Funds to pay such amounts due or outstanding.

     Section 2.08A Borrower Benefit Account. On the Closing Date, the Issuer shall deposit the Borrower Benefit Account Initial Deposit, if any, into the Borrower Benefit Account.
     (i) On each date when the Issuer receives a prepayment of amounts relating to an anticipated deficiency amount due to Borrower Benefit Yield Reductions pursuant to Section 3.12A of the Servicing Agreement, the Administrator shall cause the Issuer to deposit such amounts into the Borrower Benefit Account.
     (ii) The Administrator may instruct the Indenture Trustee to release the funds in the Borrower Benefit Account to the Servicer upon the Servicer’s written request, provided however, that such release shall only occur after the Administrator has received (and delivered to the Indenture Trustee) confirmation that the Rating Agency Condition has been satisfied.
     (iii) With respect to each Quarterly Distribution Date, if on or before such date, the Issuer has not received payment in full of the amount, if any, required to offset any deficiency caused by a realized Borrower Benefit Yield Reduction for the related Collection Period pursuant to Section 3.12 of the Servicing Agreement, the Administrator shall instruct the Indenture Trustee in writing to withdraw from the Borrower Benefit Account on such Quarterly Distribution Date an amount equal to such deficiency, to the extent of funds available therein, to be included as part of Available Funds for that Quarterly Distribution Date.
     Section 2.08B Future Distribution Account. On the Closing Date, the Issuer shall deposit the Future Distribution Account Initial Deposit, if any, into the Future Distribution Account.
     (i) All amounts (less any Investment Earnings) on deposit in the Future Distribution Account with respect to principal and Carry-over Amounts allocated to the Auction Rate Notes will be distributed to that class on its related Auction Rate Distribution Date pursuant to the priorities set forth in Section 2.07A above.
     (ii) All amounts on deposit in the Future Distribution Account that are in excess of the amounts actually required to be distributed pursuant to Section 2.07A above on any Quarterly Distribution Date, or during the three-months immediately preceding a Monthly Allocation Date, will be re-deposited into the Collection Account and become Available Funds on the related or immediately following Quarterly Distribution Date, as applicable.
     Section 2.09. Statements to Excess Distribution Certificateholder and Noteholders. On each Determination Date preceding a Quarterly Distribution Date, the Administrator shall provide to the Indenture Trustee and the Trustee (with a copy to the Rating Agencies) for the Indenture Trustee to forward on such succeeding Quarterly Distribution Date to each Noteholder of record and for the Trustee to forward on such succeeding Quarterly Distribution Date to the

Excess Distribution Certificateholder of record, a statement setting forth at least the following information with respect to such Quarterly Distribution Date as to the Notes and the Excess Distribution Certificate to the extent applicable:
     (a) the amount of such distribution allocable to principal of each class of the Notes;
     (b) the amount of the distribution allocable to interest on each class of the Notes;
     (c) the amount of the distribution allocable to the Excess Distribution Certificate;
     (d) the amount of any Carry-over Amounts, in each case as applicable to each class of Auction Rate Notes and the change in such amounts from the preceding statement;
     (e) the amount of Swap Payments payable by the Issuer to the Swap Counterparty, the amount payable by the Swap Counterparty to the Issuer and the amount of Swap Termination Payments payable by either the Issuer or the Swap Counterparty;
     (f) the Pool Balance as of the close of business on the last day of the preceding Collection Period;
     (g) the aggregate outstanding principal balance of the Notes, the Note Pool Factor, as of such Quarterly Distribution Date, after giving effect to payments allocated to principal reported under clauses (a) and (c) above;
     (h) the Note Rate for the next period for any class of Notes, which may be included in the statement or made available electronically on the Administrator’s website;
     (i) the amount of the Primary Servicing Fee and any Carryover Servicing Fee paid to the Servicer on such Quarterly Distribution Date and on the two preceding Monthly Allocation Dates, and the amount, if any, of the Carryover Servicing Fee remaining unpaid after giving effect to any such payments;
     (j) the amount of the Administration Fee paid to the Administrator on such Quarterly Distribution Date;
     (k) with respect to the Auction Rate Notes: (i) the next related Auction Date for each class; (ii) the amount of the Auction Agent Fee and Broker-Dealer Fees, if any, paid on such Quarterly Distribution Date; and (iii) any other relevant information as determined by the Administrator;
     (l) the amount of the aggregate principal balances of Trust Student Loans that became Charged-Off Loans, if any, for the related Collection Period and the balance of Trust Student Loans that are delinquent in each delinquency period as of the end of such Collection Period;

     (m) the amount of any Note Interest Shortfall, if any, in each case as applicable to each class of Notes, and the change in such amounts from the preceding statement;
     (n) the aggregate Purchase Amounts for Trust Student Loans, if any, that were repurchased by the Depositor or the Sellers or purchased by the Servicer from the Issuer in such Collection Period;
     (o) whether the Cumulative Realized Loss Test is satisfied on such Quarterly Distribution Date;
     (p) the respective balances of the Reserve Account, the Cash Capitalization Account and the Borrower Benefit Account, if any, on such Quarterly Distribution Date, after giving effect to changes therein on such Quarterly Distribution Date; and
     (q) the amount required to be deposited into the Collection Account for the related Collection Period to offset any Borrower Benefit Yield Reduction for the related Collection Period.
     Each amount set forth pursuant to clauses (a), (b), (c), (f), (j), (l) and (n) above shall be expressed as a dollar amount per $1,000 of original principal balance of an Excess Distribution Certificate or Note, as applicable. A copy of the statements referred to above may be obtained by any Excess Distribution Certificateholder or any Note Owner by a written request to the Trustee or the Indenture Trustee, respectively, addressed to the respective Corporate Trust Office.
     Section 2.10. Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action, the Administrator shall have notified the Trustee of the proposed action and the Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, “non-ministerial matters” shall include:
     (a) the amendment of or any supplement to the Indenture;
     (b) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Trust Student Loans);
     (c) the amendment, change or modification of the Basic Documents;
     (d) the appointment of any additional or successor Broker-Dealers;
     (e) the appointment of a successor Auction Agent;

     (f) the appointment of successor Note Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of Successor Administrators or Successor Servicers, or the consent to the assignment by the Note Registrar, Paying Agents or Indenture Trustee of its obligations under the Indenture; and
     (g) the removal of the Indenture Trustee.
     Section 2.11. Exceptions. Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein or in the other Basic Documents, the Administrator shall not be obligated to, and shall not, (i) make any payments to the Noteholders under the Basic Documents, (ii) sell the Indenture Trust Estate pursuant to Section 5.04 of the Indenture, (iii) take any other action that the Issuer directs the Administrator not to take on its behalf, (iv) in connection with its duties hereunder assume any indemnification obligation of any other Person or (v) service the Trust Student Loans.
     Section 2.12. Compensation. As compensation for the performance of the Administrator’s obligations under this Agreement and as reimbursement for its expenses related thereto, the Administrator shall be entitled to $20,000 for each Collection Period payable on the related Quarterly Distribution Date (the “Administration Fees”) payable in arrears which shall be solely an obligation of the Issuer.
     Section 2.13. Servicer and Administrator Expenses. Each of the Servicer and the Administrator shall be severally required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer or the Administrator, as the case may be, and expenses incurred in connection with distributions and reports to the Administrator or to the Excess Distribution Certificateholder and the Noteholders, as the case may be.
ARTICLE III
     Section 3.01. Administrator’s Certificate; Servicer’s Report.
     (a) On or before the tenth day of each month (or, if any such day is not a Business Day, on the next succeeding Business Day), the Servicer shall deliver to the Administrator a Servicer’s Report with respect to the preceding month containing all information necessary for the Administrator to receive in connection with the preparation of the Administrator’s Officers’ Certificate and the Administrator’s Certificate covering such calendar month referred to in clause (b) below. On or before the tenth day (or, if any such day is not a Business Day, on the next succeeding Business Day), preceding each Quarterly Distribution Date the Servicer shall deliver to the Administrator a Servicer’s Report with respect to the preceding Collection Period containing all information necessary for the Administrator to receive in connection with the preparation of the Administrator’s Officers’ Certificate and the Administrator’s Certificate covering such calendar month referred to in clause (c) below.

     (b) On the second Business Day prior to each Monthly Allocation Date that is not a Quarterly Distribution Date, the Administrator shall deliver to the Trustee and the Indenture Trustee, an Officers’ Certificate of the Administrator containing all information necessary to pay the Servicer the Primary Servicing Fee due on such Monthly Allocation Date pursuant to Section 2.07(b) above and to make all other required allocations to the Future Distribution Account set forth in Section 2.06A above.
     (c) On each Determination Date prior to a Quarterly Distribution Date, the Administrator shall deliver to the Trustee and the Indenture Trustee, with a copy to the Rating Agencies, an Administrator’s Certificate containing all information necessary to make the distributions pursuant to Sections 2.07 and 2.08 above, if applicable, for the Collection Period preceding the date of such Administrator’s Certificate.
     (d) Prior to each Determination Date, the Administrator shall determine the Note Rates that will be applicable to the Quarterly Distribution Date following such Determination Date, in compliance with its obligation to prepare and deliver an Administrator’s Certificate on such Determination Date pursuant to this Section 3.01. In connection therewith, the Administrator shall calculate Two-Month LIBOR or Three-Month LIBOR, on each LIBOR Determination Date during such Accrual Period. The Administrator shall furnish to the Issuer from time to time such information regarding the Collateral as the Issuer shall reasonably request.
     (e) On the second Business Day prior to each Auction Rate Distribution Date that is not a Quarterly Distribution Date, the Administrator shall deliver to the Trustee and the Indenture Trustee, an Administrator’s Certificate containing all information necessary to make the distributions required pursuant to Sections 2.07A above.
     Section 3.02. Annual Statement as to Compliance; Notice of Default; Financial Statements.
     (a) With respect to each calendar year for which the Issuer is not required under the Exchange Act to file a report on Form 10-K, each of the Servicer and the Administrator shall deliver to the Trustee and the Indenture Trustee on or before 120 days after the end of the fiscal year of the Servicer and the Administrator, an Officers’ Certificate of the Servicer or the Administrator, as the case may be, dated as of December 31 of the preceding year, stating that (i) a review of the activities of the Servicer or the Administrator, as the case may be, during the preceding 12-month period (or, in the case of the first such certificate, during the period from the Closing Date to December 31, 2007) and of its performance under this Agreement has been made under such officers’ supervision and (ii) to the best of such officers’ knowledge, based on such review, the Servicer or the Administrator, as the case may be, has fulfilled its obligations in all material respects under this Agreement and, with respect to the Servicer, the Servicing Agreement throughout such year or, if there has been a material default in the fulfillment of any such obligation, specifying each such material default known to such officers and the nature and status thereof. The Indenture Trustee shall send a copy of each such Officers’ Certificate and each report referred to in Section 3.01 to the Rating Agencies. A copy of each such Officers’ Certificate and each report referred to in Section 3.01 may be obtained by any Excess Distribution Certificateholder, Noteholder or Note Owner by a request in writing to the Trustee addressed to its Corporate Trust Office, together with evidence satisfactory to the Trustee that such Person is one of the foregoing parties. Upon the telephone request of the Trustee, the Indenture Trustee will promptly furnish the Trustee, at the sole cost and expense of the Trustee, a list of Noteholders as of the date specified by the Trustee.
     (b) The Servicer shall deliver to the Trustee, the Indenture Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officers’ Certificate of the Servicer of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 5.01 of the Servicing Agreement.
     (c) The Administrator shall deliver to the Trustee, the Indenture Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officers’ Certificate of the Administrator of any event which with the giving of notice or lapse of time, or both, would become an Administrator Default under Section 5.01 below.
     (d) With respect to each calendar year for which the Issuer is not required under the Exchange Act on Form 10-K, the Administrator shall provide to the Trustee, the Indenture Trustee and the Rating Agencies (i) as soon as possible and in no event more than 120 days after the end of each fiscal year of the Administrator audited financials as at the end of and for such year and (ii) as soon as possible and in no event more than 45 days after the end of each quarterly accounting period of the Administrator unaudited financials as at the end of and for such period.
     Section 3.03. Annual Independent Certified Public Accountants’ Reports. Each of the Servicer and the Administrator shall cause a registered public accounting firm (as the term is used in Section 1122 of Regulation AB), which may also render other services to the Servicer or the Administrator, as the case may be, to deliver to the Trustee, the Indenture Trustee and the Rating Agencies on or before March 31 of each year, a report addressed to the Servicer or the Administrator, as the case may be, the Trustee and the Indenture Trustee, to the effect that such firm has examined certain documents and records relating to the servicing of the Trust Student Loans, or the administration of the Trust Student Loans and of the Trust, as the case may be, during the preceding calendar year (or, in the case of the first such report, during the period from the Closing Date to December 31, 2007) and that, on the basis of the accounting and auditing procedures considered appropriate under the circumstances, such firm is of the opinion that such servicing or administration, respectively, was conducted in compliance with those terms of this Agreement and in the case of the Servicer, the Servicing Agreement, including any applicable statutory provisions incorporated therein and such additional terms and statutes as may be specified from time to time by the Administrator, except for (i) such exceptions as such firm shall believe to be immaterial and (ii) such other exceptions as shall be set forth in such report.

     Such report will also indicate that the firm is independent of the Servicer or the Administrator, as the case may be, within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.
ARTICLE IV
     Section 4.01. Representations of Administrator. Sallie Mae, Inc., as Administrator, makes the following representations on which the Issuer is deemed to have relied in acquiring the Trust Student Loans. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date and shall survive the sale of the Trust Student Loans to the Trustee on behalf of the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.
     (a) Organization and Good Standing. The Administrator is duly organized and validly existing as a corporation under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.
     (b) Power and Authority. The Administrator has the corporate power and authority to execute and deliver this Agreement and to carry out its terms, and the execution, delivery and performance of this Agreement have been duly authorized by the Administrator by all necessary corporate action.
     (c) Binding Obligation. This Agreement has been duly authorized, executed and delivered by the Administrator and, assuming that it is duly executed and delivered by parties hereto, constitutes a valid and binding agreement of the Administrator, enforceable against the Administrator in accordance with its terms; except that the enforceability hereof may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and (c) with respect to rights to indemnity hereunder, limitations of public policy under applicable securities laws.
     (d) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof or thereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, the charter, articles of incorporation or by-laws of the Administrator, or any indenture, agreement or other instrument to which the Administrator is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the knowledge of the Administrator, any order, rule or regulation applicable to the Administrator of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Administrator or its properties.
     (e) No Proceedings. There are no legal or governmental proceedings or investigations pending against the Administrator or, to its best knowledge, threatened or contemplated against the Administrator or to which the Administrator or any of its subsidiaries is a party or of which any property of the Administrator or any of its subsidiaries is the subject, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Administrator or its properties or by any other party: (i) asserting the invalidity of this Agreement or any of the other Basic Documents, the Notes or the Excess Distribution Certificate, (ii) seeking to prevent the issuance of the Notes or the Excess Distribution Certificate or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Administrator of its obligations under, or the validity or enforceability of, this Agreement, any of the other Basic Documents, the Trust, the Notes or the Excess Distribution Certificate or (iv) seeking to affect adversely the Federal or state income tax attributes of the Issuer, the Notes or the Excess Distribution Certificate.
     (f) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by the Administrator in connection with the execution and delivery by the Administrator of this Agreement and the performance by the Administrator of the transactions contemplated by this Agreement have been duly obtained, effected or given and are in full force and effect.
     Section 4.02. Liability of Administrator; Indemnities.
     (a) The Administrator shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Administrator under this Agreement.
     (b) The Administrator shall indemnify, defend and hold harmless the Issuer, the Excess Distribution Certificateholder and the Noteholders and any of the officers, directors, employees and agents of the Issuer from and against any and all costs, expenses, losses, claims, actions, suits, damages and liabilities to the extent that such cost, expense, loss, claim, action, suit, damage or liability arose out of, or was imposed upon any such Person through, the gross negligence, willful misfeasance or bad faith of the Administrator in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties hereunder or thereunder.
     (c) The Administrator shall indemnify the Indenture Trustee in its individual capacity and any of its officers, directors, employees and agents against any and all losses, claims, actions, suits, damages, liabilities, costs, penalties, taxes (excluding taxes payable by it on any compensation received by it for its services as Indenture Trustee) or expenses (including attorneys’ fees) incurred by it in connection with the performance of its duties under the Indenture and the other Basic Documents. The Indenture Trustee shall notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Administrator shall not relieve the Issuer or the Administrator of its obligations hereunder and under the other Basic Documents. The Administrator shall defend the claim and the Administrator shall not be liable for the legal fees and expenses of the Indenture Trustee after it has assumed such defense; provided, however, that, in the event that there may be a conflict between the positions of the Indenture Trustee and the Administrator in conducting the defense of such claim, the Indenture Trustee shall be entitled to separate counsel the fees and expenses of which shall be paid by the Administrator on behalf of the Issuer. Neither the Issuer nor the Administrator need to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith.
     (d) The Administrator shall indemnify the Trustee (including in its capacity as Interim Trustee) in its individual capacity and any of its officers, directors, employees and agents against any and all losses, claims, damages, liabilities, actions, suits, costs, penalties, taxes (excluding taxes payable by it on any compensation received by it for its services as trustee) or expenses (including attorneys’ fees) incurred by it in connection with the performance of its duties under the Interim Trust Agreement, the Trust Agreement and the other Basic Documents.
     (e) Without limiting the generality of the foregoing, the Administrator shall indemnify the Trustee in its individual capacity and any of its officers, directors, employees and agents against any and all liability relating to or resulting from any of the following:
     (i) any claim that the Trust Student Loans (or any guarantee with respect thereto) are delinquent, uncollectable, uninsured, illegal, invalid or unenforceable;
     (ii) any claim that the Trust Student Loans have not been made, administered, serviced or collected in accordance with applicable federal and state laws or the requirements of any guarantor; or
     (iii) any claim that any original note or other document evidencing or relating to the Trust Student Loans has been lost, misplaced or destroyed.
     (f) The Trustee shall notify the Administrator promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Administrator shall not relieve the Administrator of its obligations hereunder and under the other Basic Documents. The Administrator shall defend the claim and the Administrator shall not be liable for the legal fees and expenses of the Trustee after it has assumed such defense; provided, however, that, in the event that there may be a conflict between the positions of the Trustee and the Administrator in conducting the defense of such claim, the Trustee shall be entitled to separate counsel the fees and expenses of which shall be paid by the Administrator on behalf of the Issuer. Neither the Issuer nor the Administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.
     (g) The Depositor shall pay reasonable compensation to the Indenture Trustee and the Trustee and shall reimburse the Indenture Trustee and the Trustee for all reasonable expenses, disbursements and advances in accordance with a separate agreement between the Depositor and the Indenture Trustee.
     For purposes of this Section, in the event of the termination of the rights and obligations of the Administrator (or any successor thereto pursuant to Section 4.03) as Administrator pursuant to Section 5.01, or a resignation by such Administrator pursuant to this Agreement, such Administrator shall be deemed to be the Administrator pending appointment of a successor Administrator pursuant to Section 5.02.
     Indemnification under this Section shall survive the resignation or removal of the Trustee or the Indenture Trustee or the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Administrator shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Administrator, without interest.
     Section 4.03. Merger or Consolidation of, or Assumption of the Obligations of, Administrator. Any Person (a) into which the Administrator may be merged or consolidated, (b) which may result from any merger or consolidation to which the Administrator shall be a party or (c) which may succeed to the properties and assets of the Administrator substantially as a whole, shall be the successor to the Administrator without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that the Administrator hereby covenants that it will not consummate any of the foregoing transactions except upon satisfaction of the following: (i) the surviving Administrator, if other than Sallie Mae, Inc., executes an agreement that states expressly that such Person assumes to perform every obligation of the Administrator under this Agreement, (ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 4.01 shall have been breached and no Administrator Default, and no event that, after notice or lapse of time, or both, would become an Administrator Default shall have occurred and be continuing, (iii) the surviving Administrator, if other than Sallie Mae, Inc., shall have delivered to the Trustee and the Indenture Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 4.03 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and that the Rating Agency Condition shall have been satisfied with respect to such transaction, (iv) unless Sallie Mae, Inc. is the surviving entity, such transaction will not result in a material adverse Federal or state tax consequence to the Issuer, the Noteholders or the Excess Distribution Certificateholder and (v) unless Sallie Mae, Inc. is the surviving entity, the Administrator shall have delivered to the Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee and Indenture Trustee, respectively, in the Trust Student Loans and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests. Anything in this Section 4.03 to the contrary notwithstanding, the Administrator may at any time assign its rights, obligations and duties under this Agreement to an Affiliate provided that the Rating Agencies confirm that such assignment will not result in a downgrading or a withdrawal of the ratings then applicable to the Notes.
     Section 4.04. Limitation on Liability of Administrator and Others. Neither the Administrator nor any of its directors, officers, employees or agents shall be under any liability to the Issuer, the Noteholders or the Excess Distribution Certificateholder, or to the Indenture Trustee or the Trustee except as provided under this Agreement for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that these provisions shall not protect the Administrator or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Administrator and any of its directors, officers, employees or agents may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder.
     Except as provided in this Agreement, the Administrator shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to administer the Trust Student Loans and the Trust in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Administrator may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the other Basic Documents and the rights and duties of the parties to this Agreement and the other Basic Documents and the interests of the Excess Distribution Certificateholder under this Agreement and the Noteholders under the Indenture and under this Agreement.
     Section 4.05. Administrator May Own Notes or certificates. The Administrator and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Notes or certificates with the same rights as it would have if it were not the Administrator or an Affiliate thereof, except as expressly provided herein or in any other Basic Document.
     Section 4.06. Sallie Mae, Inc. Not to Resign as Administrator. Subject to the provisions of Section 4.03, Sallie Mae, Inc. shall not resign from the obligations and duties imposed on it as Administrator under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law or shall violate any final order of a court or administrative agency with jurisdiction over Sallie Mae, Inc. or its properties. Notice of any such determination permitting or requiring the resignation of Sallie

Mae, Inc. shall be communicated to the Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a successor Administrator shall have assumed the responsibilities and obligations of Sallie Mae, Inc. in accordance with Section 5.02. Anything in this Section 4.06 to the contrary notwithstanding, the Administrator may resign at any time subsequent to the assignment of its duties and obligations hereunder pursuant to Section 4.03.
     Section 4.07. Privacy and Security Provisions. With respect to information that is “non-public personal information” (as defined in the GLB Regulations) that is disclosed or provided by the Trust (or on the Trust’s behalf) to the Administrator in connection with this Agreement, the Administrator agrees, subject to the terms hereof and the limitations of liability set forth herein, that in performing its obligations under this Agreement, the Administrator shall comply with all reuse, redisclosure, or other customer information handling, processing, security, and protection requirements that are specifically required of a non-affiliated third-party processor or servicer (or subcontractor) under the GLB Regulations and other applicable federal consumer privacy laws, rules, and regulations. Without limiting the foregoing, the Administrator agrees that:
          (a) the Administrator is prohibited from disclosing or using any “non-public personal information” (as defined in the GLB Regulations) disclosed or provided by the Trust or on the Trust’s behalf to the Administrator, except solely to carry out the purposes for which it was disclosed, including use under an exception contained in 12 CFR sections 40.14 or 40.15 or 16 CFR sections 313.14 or 313.15, as applicable, of the GLB Regulations in the ordinary course of business to carry out those purposes; and
          (b) the Administrator has implemented and will maintain an information security program designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information, Final Rule (12 CFR Part 30, Appendix B) and the Federal Trade Commission’s Standards for Safeguarding Customer Information (16 CFR Part 314).
ARTICLE V
     Section 5.01. Administrator Default. If any one of the following events (an “Administrator Default”) shall occur and be continuing:
     (a) (i) in the event that daily deposits into the Collection Account are not required, any failure by the Administrator to deliver to the Indenture Trustee for deposit in the Trust Accounts any Available Funds required to be paid on or before the Business Day immediately preceding any Monthly Allocation Date or Quarterly Distribution Date,

as applicable, or (ii) any failure by the Administrator to direct the Indenture Trustee to make any required distributions from any of the Trust Accounts, which failure in case of either clause (i) or (ii) continues unremedied for five Business Days after written notice of such failure is received by the Administrator from the Indenture Trustee or the Trustee or after discovery of such failure by an officer of the Administrator;
     (b) any failure by the Administrator duly to observe or to perform in any material respect any other term, covenant or agreement of the Administrator set forth in this Agreement or any other Basic Document, which failure shall (i) materially and adversely affect the rights of Noteholders or any Excess Distribution Certificateholder and (ii) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Administrator by the Indenture Trustee or the Trustee or (B) to the Administrator, the Indenture Trustee and the Trustee by the Noteholders or Excess Distribution Certificateholder, as applicable, representing not less than 50% of the Outstanding Amount of the Controlling Notes or 50% of the outstanding Excess Distribution Certificate (including an Excess Distribution Certificate owned by the Depositor); or
     (c) an Insolvency Event occurs with respect to the Administrator; or
     (d) any failure by the Administrator to deliver any information, report, certification or accountants’ letter when and as required under Article IX which continues unremedied for fifteen (15) calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered then, and in each and every case, so long as the Administrator Default shall not have been remedied, either the Indenture Trustee or the Noteholders evidencing not less than a majority of the Outstanding Amount of the Controlling Notes, by notice then given in writing to the Administrator (and to the Indenture Trustee and the Trustee if given by the Noteholders) may terminate all the rights and obligations (other than the obligations set forth in Section 4.02) of the Administrator under this Agreement. On or after the receipt by the Administrator of such written notice, all authority and power of the Administrator under this Agreement, whether with respect to the Notes, the Excess Distribution Certificate, the Trust Student Loans or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Administrator as may be appointed under Section 5.02; and, without limitation, the Indenture Trustee and the Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Administrator, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The predecessor Administrator shall cooperate with the successor Administrator, the Indenture Trustee and the Trustee in effecting the termination of the responsibilities and rights of the predecessor Administrator under this Agreement. All reasonable costs and expenses (including attorneys’ fees) incurred in connection with amending this Agreement to reflect such succession as Administrator pursuant to this

Section shall be paid by the predecessor Administrator (other than the Indenture Trustee acting as the Administrator under this Section 5.01) upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of an Administrator Default, the Trustee shall give notice thereof to the Rating Agencies.
     Section 5.02. Appointment of Successor.
     (a) Upon receipt by the Administrator of notice of termination pursuant to Section 5.01, or the resignation by the Administrator in accordance with the terms of this Agreement, the predecessor Administrator shall continue to perform its functions as Administrator under this Agreement in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (x) the date 120 days from the delivery to the Trustee and the Indenture Trustee of written notice of such resignation in accordance with the terms of this Agreement and (y) the date upon which the predecessor Administrator shall become unable to act as Administrator as specified in the notice of resignation and accompanying Opinion of Counsel (the “Transfer Date”). In the event of the termination hereunder of the Administrator the Issuer shall appoint a successor Administrator acceptable to the Indenture Trustee, and the successor Administrator shall accept its appointment by a written assumption in form acceptable to the Indenture Trustee. In the event that a successor Administrator has not been appointed at the time when the predecessor Administrator has ceased to act as Administrator in accordance with this Section, the Indenture Trustee without further action shall automatically be appointed the successor Administrator and the Indenture Trustee shall be entitled to the Administration Fee. Notwithstanding the above, the Indenture Trustee shall, if it shall be unwilling or legally unable so to act, appoint or petition a court of competent jurisdiction to appoint any established institution whose regular business shall include the servicing of student loans, as the successor to the Administrator under this Agreement.
     (b) Upon appointment, the successor Administrator (including the Indenture Trustee acting as successor Administrator), shall be the successor in all respects to the predecessor Administrator and shall be subject to all the responsibilities, duties and liabilities placed on the predecessor Administrator that arise thereafter or are related thereto and shall be entitled to an amount agreed to by such successor Administrator (which shall not exceed the Administration Fee unless such compensation arrangements will not result in a downgrading or withdrawal of any rating on the Notes or the Excess Distribution Certificate by any Rating Agency) and all the rights granted to the predecessor Administrator by the terms and provisions of this Agreement.
     (c) Notwithstanding the foregoing or anything to the contrary herein or in the other Basic Documents, the Indenture Trustee, to the extent it is acting as successor Administrator pursuant hereto and thereto, shall be entitled to resign to the extent a qualified successor Administrator has been appointed and has assumed all the obligations of the Administrator in accordance with the terms of this Agreement and the other Basic Documents.

     Section 5.03. Notification to Noteholders and the Excess Distribution Certificateholder. Upon any termination of, or appointment of a successor to, the Administrator pursuant to this Article V, the Trustee shall give prompt written notice thereof to the Excess Distribution Certificateholder and the Indenture Trustee shall give prompt written notice thereof to Noteholders and the Rating Agencies (which, in the case of any such appointment of a successor, shall consist of prior written notice thereof to the Rating Agencies).
     Section 5.04. Waiver of Past Defaults. The Noteholders of Notes evidencing a majority of the Outstanding Amount of the Controlling Notes (or the holders of a majority of the Excess Distribution Certificate, in the case of any default which does not adversely affect the Indenture Trustee or the Noteholders) may, on behalf of all Noteholders and the Excess Distribution Certificateholder, waive in writing any default by the Administrator in the performance of its obligations hereunder and any consequences thereof, except a default in making any required deposits to or payments from any of the Trust Accounts (or giving instructions regarding the same) in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Administrator Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.
ARTICLE VI
     Section 6.01. Termination.
     (a) Optional Purchase of All Trust Student Loans. The Administrator shall notify the Depositor, the Servicer, the Trustee, the Issuer and the Indenture Trustee in writing, within 15 days after the last day of any Collection Period as of which the then outstanding Pool Balance is 12% or less of the Initial Pool Balance, of the percentage that the then outstanding Pool Balance bears to the Initial Pool Balance. As of the last day of any Collection Period immediately preceding a Quarterly Distribution Date as of which the then outstanding Pool Balance is 10% or less of the Initial Pool Balance, the Servicer shall have the option to purchase the Trust Estate, other than the Trust Accounts. To exercise such option, the Servicer shall deposit pursuant to Section 2.06 in the Collection Account an amount equal to the aggregate Purchase Amount for the Trust Student Loans and the related rights with respect thereto, plus the appraised value of any such other property held by the Trust other than the Trust Accounts, such value to be determined by an appraiser mutually agreed upon by the Servicer, the Trustee and the Indenture Trustee, and shall succeed to all interests in and to the Trust; provided, however, that the Servicer may not effect such purchase if such aggregate Purchase Amounts do not equal or exceed the Minimum Purchase Amount plus amounts owed to any Auction Agent for any unpaid Auction Agent Fees, amounts owed to any Broker-Dealer for any unpaid Broker-Dealer Fees and any Carryover Servicing Fees and any amounts owing to the Swap Counterparty. In the event the Servicer fails to notify the Trustee and the Indenture Trustee in writing prior to the acceptance by the Indenture Trustee of a bid to purchase the Trust Estate pursuant to Section 4.04 of the Indenture that the Servicer intends to exercise its option to purchase the Trust Estate, the Servicer shall be deemed to have waived its option to purchase the Trust Estate as long as the Servicer has received five (5) business days’ notice from the Indenture Trustee as provided in Section 4.04 of the Indenture.
     (b) Reserved.
     (c) Notice. Notice of any termination of the Trust shall be given by the Administrator to the Trustee and the Indenture Trustee, in writing, as soon as practicable after the Administrator has received notice thereof.
     (d) Succession. Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Excess Distribution Certificateholder shall succeed to the rights of the Noteholders hereunder and the Trustee shall succeed to the rights of, and assume the obligations of, the Indenture Trustee pursuant to this Agreement and any other Basic Documents.
ARTICLE VII
     Section 7.01. Protection of Interests in Trust.
     (a) The Administrator shall, on behalf of the Depositor, execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Issuer, the Trustee and the Indenture Trustee in the Trust Student Loans and in the proceeds thereof. The Administrator shall deliver (or cause to be delivered) to the Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.
     (b) Neither the Depositor nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with clause (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given the Trustee and the Indenture Trustee at least five days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.
     (c) Each of the Depositor and the Servicer shall have an obligation to give the Trustee and the Indenture Trustee at least 60 days’ prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment. The Servicer shall at all times maintain each office from which it shall service Trust Student Loans, and its principal executive office, within the United States of America.

     (d) The Servicer shall maintain accounts and records as to each Trust Student Loan accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Trust Student Loan, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Trust Student Loan and the amounts from time to time deposited by the Servicer in the Collection Account in respect of such Trust Student Loan.
     (e) The Servicer shall maintain its computer systems so that, from and after the time of sale of the Trust Student Loans to the Trustee on behalf of the Issuer, the Servicer’s master computer records (including any backup archives) that refer to a Trust Student Loan shall indicate clearly the interest of the Issuer, the Trustee and the Indenture Trustee in such Trust Student Loan and that such Trust Student Loan is owned by the Trustee on behalf of the Issuer and has been pledged to the Indenture Trustee. Indication of the Issuer’s, the Trustee’s and the Indenture Trustee’s interest in a Trust Student Loan shall be deleted from or modified on the Servicer’s computer systems when, and only when, the related Trust Student Loan shall have been paid in full or repurchased.
     (f) If at any time the Depositor or the Administrator shall propose to sell, grant a security interest in, or otherwise transfer any interest in student loans to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they refer in any manner whatsoever to any Trust Student Loan, indicate clearly that such Trust Student Loan has been sold and is owned by the Trustee on behalf of the Issuer and has been pledged to the Indenture Trustee.
     (g) Upon reasonable notice, the Servicer shall permit the Indenture Trustee and its agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer’s records regarding any Trust Student Loan.
     (h) Upon request, at any time the Trustee or the Indenture Trustee have reasonable grounds to believe that such request would be necessary in connection with its performance of its duties under the Basic Documents, the Servicer shall furnish to the Trustee or to the Indenture Trustee (in each case, with a copy to the Administrator), within five Business Days, a list of all Trust Student Loans (by borrower social security number, type of loan and date of issuance) then held as part of the Trust, and the Administrator shall furnish to the Trustee or to the Indenture Trustee, within 20 Business Days thereafter, a comparison of such list to the list of Initial Trust Student Loans set forth in Schedule A to the Indenture as of the Closing Date, and, for each Trust Student Loan that has been removed from the pool of loans held by the Trustee on behalf of the Issuer, information as to the date as of which and circumstances under which each such Trust Student Loan was so removed.
     (i) The Depositor shall deliver to the Trustee and the Indenture Trustee:

(A)	promptly after the execution and delivery of this Agreement and of each amendment thereto and on each Transfer Date, an Opinion of Counsel either (1) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee and the Indenture Trustee in the Trust Student Loans, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (2) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and

(B)	within 120 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 120-day period, either (1) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee and the Indenture Trustee in the Trust Student Loans, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (2) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; provided, that a single Opinion of Counsel may be delivered in satisfaction of the foregoing requirement and that of Section 3.06(b) of the Indenture.
     Each Opinion of Counsel referred to in clause (A) or (B) above shall specify (as of the date of such opinion and given all applicable laws as in effect on such date) any action necessary to be taken in the following year to preserve and protect such interest.
     (j) The Depositor shall, to the extent required by applicable law, cause the Excess Distribution Certificate and the Notes to be registered with the Commission pursuant to Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such sections.
ARTICLE VIII
     Section 8.01. Independence of the Administrator. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Administrator shall have no authority to act for or represent the Issuer or the Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Trustee.

     Section 8.02. No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Administrator and either of the Issuer or the Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.
     Section 8.03. Other Activities of Administrator. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer, the Trustee or the Indenture Trustee.
     Section 8.04. Powers of Attorney. The Trustee and the Indenture Trustee shall upon the written request of the Administrator furnish the Administrator with any powers of attorney and other documents reasonably necessary or appropriate to enable the Administrator to carry out its administrative duties hereunder.
     Section 8.05. Amendment. This Agreement (other than Sections 2.01 and 2.02) may be amended by the Depositor, the Servicer, the Administrator, the Trustee and the Indenture Trustee, without the consent of any of the Noteholders or any Excess Distribution Certificateholder, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Excess Distribution Certificateholder; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder or the Excess Distribution Certificateholder.
     Sections 2.01 and 2.02 may be amended from time to time by a written amendment duly executed and delivered by the Trustee, the Indenture Trustee and the Administrator, without the consent of the Noteholders and the Excess Distribution Certificateholder, for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of such Article; provided that such amendment will not, in an Opinion of Counsel obtained on behalf of the Issuer and satisfactory to the Indenture Trustee and the Trustee, materially and adversely affect the interest of any Noteholder or Excess Distribution Certificateholder.
     This Agreement (other than Sections 2.01 and 2.02) may also be amended from time to time by the Depositor, the Servicer, the Administrator, the Indenture Trustee and the Trustee, and Sections 2.01 and 2.02 may also be amended by the Trustee, the Administrator and the Indenture Trustee, with the consent of the Noteholders of Notes evidencing a majority of the Outstanding Amount of the Notes and the consent of the Excess Distribution Certificateholder evidencing a majority of the Excess Distribution Certificate, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Excess Distribution Certificateholder; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments with respect to Trust Student Loans or distributions that shall be required to be made for the benefit of the Noteholders or the Excess Distribution Certificateholder or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes, the Noteholders or the Excess Distribution Certificateholder of which are required to consent to any such amendment, without the consent of all outstanding Noteholders and the Excess Distribution Certificateholder.
     Promptly after the execution of any such amendment (or, in the case of the Rating Agencies, fifteen days prior thereto), the Trustee shall furnish written notification of the substance of such amendment to the Excess Distribution Certificateholder, the Indenture Trustee and each of the Rating Agencies.
     It shall not be necessary for the consent of the Excess Distribution Certificateholder or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.
     Prior to the execution of any amendment to this Agreement, the Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 7.01(i)(A). The Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties or immunities under this Agreement or otherwise.
     Section 8.06. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 4.03 of the Servicing Agreement and Section 4.03 of this Agreement, this Agreement may not be assigned by the Depositor, the Administrator or the Servicer. This Agreement may be assigned by the Trustee only to its permitted successor pursuant to the Trust Agreement.
     Section 8.07. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Depositor, the Servicer, the Issuer, the Indenture Trustee and the Trustee and for the benefit of the Excess Distribution Certificateholder and the Noteholders, as third party beneficiaries, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.
     Section 8.08. Assignment to Indenture Trustee. The Depositor hereby acknowledges and consents to any Grant by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of a security interest in all right, title and interest of the Issuer in, to and under the Trust Student Loans and the assignment of any or all of the Issuer’s rights and obligations under this Agreement and the Sale Agreements. The Servicer hereby acknowledges and consents to the assignment by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of any and all of the Issuer’s rights and obligations under this Agreement and under the Servicing Agreement.
     Section 8.09. Nonpetition Covenants.
     (a) Notwithstanding any prior termination of this Agreement, the Servicer, the Administrator, the Trustee, the Indenture Trustee and the Depositor shall not, prior to the date which is 367 days after payment in full of the Notes, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer. The foregoing shall not limit the rights of the Servicer, the Administrator, the Trustee, the Indenture Trustee, or the Depositor to file any claim in, or otherwise take any action with respect to, any insolvency proceeding that was instituted against the Issuer by a Person other than the Servicer, the Administrator, the Trustee, the Indenture Trustee or the Depositor.
     (b) Notwithstanding any prior termination of this Agreement, the Servicer, the Administrator, the Issuer, the Trustee and the Indenture Trustee shall not, prior to the date which is 367 days after the payment in full of the Notes, acquiesce, petition or otherwise invoke or cause the Depositor to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor under any insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor. The foregoing shall not limit the rights of the Servicer, the Administrator, the Issuer, the Indenture Trustee and the Trustee to file any claim in, or otherwise take any action with respect to, any insolvency proceeding that was instituted against the Issuer by a Person other than the Servicer, the Administrator, the Issuer, the Indenture Trustee or the Trustee.
     Section 8.10. Limitation of Liability of Trustee and Indenture Trustee.
     (a) Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by The Bank of New York Trust Company, N.A. not in its individual capacity but solely in its capacity as Trustee of the Issuer and in no event shall The Bank of New York Trust Company, N.A., in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer or the Trustee hereunder or in any of the Excess Distribution Certificate, notices or agreements delivered pursuant hereto as to all of which recourse shall be had solely to the assets of the Issuer.

     (b) Notwithstanding anything contained herein to the contrary, this Agreement has been executed and signed by The Bank of New York, not in its individual capacity but solely as Indenture Trustee and in no event shall The Bank of New York, have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the Excess Distribution Certificate, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.
     (c) The rights and protections of the Indenture Trustee under the Indenture shall be incorporated as though explicitly set forth herein.
     Section 8.11. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
     Section 8.12. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.
     Section 8.13. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the same agreement.
     Section 8.14. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Each of the parties named on the signature pages to this Agreement by execution of this Agreement agrees, for the benefit of the Administrator and the other signatories hereto, to be bound by the terms of this Agreement and the other Basic Documents to the extent reference is made in such document to such party.
     Section 8.15. Excess Distribution Certificate. The Excess Distribution Certificateholder, as evidenced by its agreement to accept the rights conferred under the Excess Distribution Certificate, is hereby deemed to accept all obligations of the Depositor under this Agreement.
     Section 8.16. Notices. All notices sent pursuant to this Agreement may be made by facsimile or electronic mail.
     Section 8.17. Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY

IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
ARTICLE IX
     Section 9.01. Intent of the Parties; Reasonableness. The Issuer and the Administrator acknowledge and agree that the purpose of this Article IX is to facilitate compliance by the Issuer with the provisions of Regulation AB and related rules and regulations of the Commission.
     Neither the Issuer nor the Administrator shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Administrator acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Trustee, the Indenture Trustee, the Servicer, or any other party to the Transaction Documents in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection therewith, the Issuer shall cooperate fully with the Administrator (including any of its assignees or designees) in the preparation of, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Administrator, on behalf of the Issuer, to comply with the provisions of Regulation AB.
     Section 9.02. Reporting Requirements.
     (a) If so requested by the Administrator, on behalf of the Issuer, for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Administrator shall (i) notify the Issuer, in writing of any material litigation or governmental proceedings pending against the Administrator and (ii) provide to the Issuer, a description of such proceedings, affiliations or relationships.
     (b) As a condition to the succession as Administrator by any Person as permitted by Section 4.3 hereof the successor administrator shall provide to the Administrator, on behalf of the Issuer, at least 10 Business Days prior to the effective date of such succession or appointment, (x) written notice to the Administrator, on behalf of the Issuer, of such succession or appointment and (y) in writing all information in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of Notes.

     (c) In addition to such information as the Administrator, is obligated to provide pursuant to other provisions of this Agreement, the Administrator shall provide such information regarding the performance or servicing of the Trust Student Loans as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB. Such information shall be provided concurrently with the monthly reports otherwise required to be delivered by the Administrator under this Agreement, commencing with the first such report due hereunder.
     Section 9.03. Administrator Compliance Statement. On or before March 1st of each calendar year, commencing in 2008, except during any period when the Administrator is required to deliver any reports under Section 9.4 below, the Administrator shall deliver to the Issuer a statement of compliance addressed to the Issuer and signed by an authorized officer of the Administrator, to the effect that (i) a review of the Administrator’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the Administrator has fulfilled all of its obligations under this Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.
     Section 9.04. Report on Assessment of Compliance and Attestation
     (a) On or before March 1st of each calendar year, commencing in 2008, the Administrator shall:
     (i) deliver to the Issuer a report (in form and substance reasonably satisfactory to the Issuer) regarding the Administrator’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Issuer and signed by an authorized officer of the Administrator, and shall address each of the Servicing Criteria specified on the certification substantially in the form of Attachment B attached to this Agreement;
     (ii) deliver to the Issuer a report of a registered public accounting firm reasonably acceptable to the Issuer that attests to, and reports on, the assessment of compliance made by the Administrator and delivered pursuant to the preceding paragraph, which attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act; and
     (iii) if requested by the Administrator, on behalf of the Issuer, not later than February 1 of the calendar year in which such certification is to be delivered, deliver to the Issuer and any other Person that will be responsible for signing a Sarbanes

Certification on behalf of the Issuer with respect to this securitization transaction the Annual Certification in the form attached hereto as Attachment A.
The Administrator acknowledges that the parties identified in clause (a)(iii) above may rely on the certification provided by the Administrator pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.
The Administrator, on behalf of the Issuer, will not request delivery of any of the reports, attestations or certification, as applicable under clause (a) above unless the Issuer is required under the Exchange Act to file an annual report on Form 10-K for such calendar year.
[Remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

SALLIE MAE, INC.,
as Administrator

By:	/S/ J. LANCE FRANKE
Name: J. Lance Franke
Title: Senior Vice President

SALLIE MAE, INC.,
as Servicer

By:	/S/ WILLIAM C. ADAMS
Name: William C. Adams
Title: Senior Director

SLM FUNDING LLC,
as Depositor

By:	/S/ J. LANCE FRANKE
Name: J. Lance Franke
Title: Vice President

THE BANK OF NEW YORK TRUST COMPANY, N.A., not in its individual capacity but solely as the Trustee

By:	/S/ MARICELA MARQUEZ
Name: Maricela Marquez
Title: Assistant Vice President

SLM PRIVATE CREDIT STUDENT LOAN TRUST 2007-A,
as Issuer

By: THE BANK OF NEW YORK TRUST COMPANY, N.A., not in its individual capacity but solely as Trustee

By:	/S/ MARICELA MARQUEZ
Name: Maricela Marquez
Title: Assistant Vice President

THE BANK OF NEW YORK, not in its individual capacity but solely as Indenture Trustee

By:	/S/ SCOTT J. TEPPER
Name: Scott J. Tepper
Title: Vice President

ATTACHMENT A
FORM OF ANNUAL CERTIFICATION

Re:	The Administration Agreement dated as of March 29, 2007 (the “Agreement”), among SLM Funding LLC, as Depositor, SLM Private Credit Student Loan Trust 2007-A, as Issuer, Sallie Mae, Inc., as Servicer, Sallie Mae, Inc., as Administrator, The Bank of New York Trust Company, N.A., as Trustee, and The Bank of New York, as Indenture Trustee
     I,                                                             , the                                           of Sallie Mae, Inc. (the “Administrator”), certify to the Issuer, and its officers, with the knowledge and intent that they will rely upon this certification, that:
     (1) I have reviewed the servicer compliance statement of the Administrator provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Administrator’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Trust Student Loans by the Administrator during 200[ ] that were delivered by the Administrator to the Issuer pursuant to the Agreement (collectively, the “Company Servicing Information”);
     (2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;
     (3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Administrator under the Agreement has been provided to the Issuer;
     (4) I am responsible for reviewing the activities performed by the Administrator as administrator under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation

Report, the Administrator has fulfilled its obligations under the Agreement in all material respects; and
     (5) The Compliance Statement required to be delivered by the Administrator pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Administrator and/or any Subcontractor pursuant to the Agreement, have been provided to the Issuer. Any material instances of noncompliance described in such reports have been disclosed to the Issuer. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

By:
Name:
Title:

ATTACHMENT B
SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE
     The assessment of compliance to be delivered by Sallie Mae, Inc., as the Administrator, shall address, at a minimum, the criteria identified below (the “Applicable Servicing Criteria”):

Reference	Criteria	Applicability
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the Transaction Documents.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	N/A

1122(d)(1)(iii)	Any requirements in the Transaction Documents to maintain a back-up servicer for the trust student loans are maintained.	N/A

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the Transaction Documents.	N/A

Cash Collection and Administration

1122(d)(2)(i)	Payments on trust student loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the Transaction Documents.	N/A

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	N/A

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the Transaction Documents.	N/A

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the Transaction Documents.

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the Transaction Documents. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the Transaction Documents; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the Transaction Documents.

Reference	Criteria	Applicability
Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the Transaction Documents and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the Transaction Documents; (B) provide information calculated in accordance with the terms specified in the Transaction Documents; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of student loans serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the Transaction Documents.

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the Transaction Documents.

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on student loans is maintained as required by the Transaction Documents or related student loan documents.	N/A

1122(d)(4)(ii)	Student loan and related documents are safeguarded as required by the Transaction Documents	N/A

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the Transaction Documents.

1122(d)(4)(iv)	Payments on student loans, including any payoffs, made in accordance with the related student loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the Transaction Documents, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related student loan documents.	N/A

1122(d)(4)(v)	The Servicer’s records regarding the student loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	N/A

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s student loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the Transaction Documents and related pool asset documents.	N/A

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the Transaction Documents.	N/A

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a student loan is delinquent in accordance with the Transaction Documents. Such records are maintained on at least a monthly basis, or such other period specified in the Transaction Documents, and describe the entity’s activities in monitoring delinquent student loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	N/A

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for student loans with variable rates are computed based on the related student loan documents.	N/A

Reference	Criteria	Applicability
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s student loan documents, on at least an annual basis, or such other period specified in the Transaction Documents; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable student loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related student loans, or such other number of days specified in the Transaction Documents.	N/A

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the Transaction Documents.	N/A

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	N/A

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the Transaction Documents.	N/A

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the Transaction Documents.	N/A

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the Transaction Documents.

SALLIE MAE, Inc., as Administrator

Date:

By:
Name:
Title: